Exhibit A to Securities Purchase Agreement

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION OF THIS NOTE OR OF THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

ETHOS ENVIRONMENTAL, INC.

$300,000	August 1, 2008

San Diego, CA

For value received, Ethos Environmental, Inc., a Nevada corporation (the “Company”), promises to pay to MKM Opportunity Master Fund, Limited, a Cayman Islands corporation (the “Holder”), the principal sum of Three Hundred Thousand Dollars ($300,000), together with interest as set forth herein. This Note is being issued pursuant to that certain Securities Purchase Agreement dated concurrently herewith (the “Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. This Note is subject to the following terms and conditions.

1. Maturity; Payment due upon Maturity; Default. Unless converted as provided in Section 3, this Note will automatically mature and be due and payable on the six month anniversary of the date hereof (the “Maturity Date”).   The amount payable upon the maturity of this Note shall be equal to one hundred twenty percent (120%) of the face value hereof, or three hundred sixty thousand dollars ($360,000), in addition to any accrued and unpaid interest as set forth in Section 2.  Notwithstanding anything in the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon an “Event of Default”, which is: the insolvency of the Company, the failure of the Company to pay interest as set forth in Section 2 hereof, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2. Interest.  Interest upon this Note shall be payable in cash monthly, in arrears, at a rate of ten percent (10%) per annum, equivalent to one eighth and one-third percent (0.8 1/3%) or two thousand five hundred dollars ($2,500) monthly.  Interest shall be paid upon the first day of each month, commencing with September 1, 2008.

3. Conversion.

(a)           Conversion.

(i)           Conversion on Maturity.  Should the Company not repay the Note in full prior to the Maturity Date, the entire principal amount and accrued interest shall at the option of the Holder be converted into shares of the Company’s common stock as of the Maturity Date at a conversion rate of $0.25 per share or such other amount as determined in accordance with Section 3(d) (such conversion rate, as adjusted, being the “Conversion Price”).

(ii)           Conversion upon Event of Default.  Should there occur an Event of Default as defined in Section 2, the Holder may in its sole discretion elect to convert any portion of the principal amount and accrued and unpaid interest into shares of the Company’s common stock at Conversion Price.

(b)           Prepayment. The Company shall have the right to prepay the principal and interest due under this Note, in full, upon 10 days written notice to the Holder. During the 10 day notice period, the Holder shall have the right to convert the entire principal amount of the Note together with accrued interest into shares of the Company’s common stock. Should the Holder elect to convert the entire principal and interest due under this Note such conversion shall be at the Conversion Price.

(c) Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any accrued interest due. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

(d)           Weighted-Average Anti-Dilution Protection.

(i) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note or the other securities issued or to be issued in this transaction), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon conversion of this Note shall be proportionately and equitably adjusted.  Any adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Subsequent Equity Sales. If at any time while this Note is outstanding the Company shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any securities of the Company or of any subsidiary of the Company which would entitle the holder thereof to acquire at any time Common Stock (hereinafter, “Common Stock Equivalents”), including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for or otherwise entitles the holder thereof to receive Common Stock, entitling any Person to acquire shares of Common Stock, at an effective price per share less than the Conversion Price then in effect (such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price in effect on such date of the Dilutive Issuance), then, the Conversion Price shall be adjusted pursuant to the following formula:

NP = OP x [OB + (AMT/OP)]
(OB+SI)

where

NP is the new Conversion Price;

OP is the Conversion Price in effect immediately prior to such adjustment;

OB is the number of shares of Common Stock outstanding prior to the Dilutive Issuance;

AMT is the dollar amount of the Dilutive Issuance, and

SI is the number of shares of Common Stock issuable in the Dilutive Issuance.

The Company shall notify the Holder in writing, no later than the business day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable information required by the formula above (such notice the “Dilutive Issuance Notice”).

(iii)           Pro Rata Distributions.  If the Company, at any time during the term of this Note, shall distribute to all holders of Common Stock evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(d)(ii) above), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price (defined below) determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith, or at the option of the Holder, by an independent appraiser selected by the Holder. and reasonably acceptable to the Company.  In either case the adjustments shall be described in a statement provided by the Company to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.  At the time of such adjustment, the number of shares of common stock issuable following such adjustment shall be equitably and proportionally adjusted upward.

As used herein, “Closing Price”, shall mean the first of the following clauses that applies:  (A) if, at the time of any such calculation, the Common Stock is listed or quoted on the American Stock Exchange, or the New York Stock Exchange, or the NASDAQ Market, the NASDAQ Capital Market or the Archipelago Exchange, the Closing Price shall be the closing or last sale price reported for the last business day immediately preceding the date of any such calculation; (B) if, at the time of any such calculation, the Common Stock is quoted on the OTC Bulletin Board or listed in the “Pink Sheets” published by the National Quotation Bureau Inc. or a similar agency or organization succeeding to its function or reporting prices, the Closing Price shall be the average of the high closing bid and low ask prices reported for the last five (5) trading days immediately preceding the date of any such calculation, or (C) in all other cases, the Closing Price of a share of Common Stock shall be the price determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(iv)           Adjustment for Reorganization, Consolidation, Merger, etc.  In the event that the Company shall (A) effect a reorganization, (B) consolidate with or merge into any other entity or (C) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition precedent to the consummation of such a transaction, proper and adequate provision shall be made whereby the Holder of this Note, on the conversion hereof as provided in this Section 3, at any time after the consummation of any such reorganization, consolidation or merger or the effective date of any such dissolution, shall receive in lieu of the shares of Common Stock issuable on such conversion immediately prior to any such consummation or effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled to receive upon any such consummation or dissolution if the Holder had so converted this Note immediately prior to such consummation or dissolution.

(v) Certificate as to Adjustments.  The computation of any adjustments described in this Section shall be the sole responsibility of the Company, which shall expeditiously prepare and mail to the Holder a notice setting forth the nature of any necessary adjustment together with the basis thereof and the calculations therefor.  The Company shall immediately notify the Holder of any information which bears on any of the events referenced in this Section 3 and which may have an effect on the conversion of this Note.  If the Company issues a variable rate security, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined below).

As used herein, the term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to standard anti-dilution features) or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price

(vi)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3 the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(vii)           Voluntary Adjustment By Company. The Company may at any time during the term of this Note reduce (but not increase) the then-current Conversion Price, as the case may be, to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(viii)           Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; or (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; or (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the books and records of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (y) the date on which a survey of the holders of record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the unintentional failure to mail such notice or any unintentional defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

(ix)  Excluded Events. Notwithstanding any other provision in this Section 3, the Conversion Price shall not be adjusted by virtue of (a) the issuance of capital stock to employees, consultants, officers or directors of the Company for services and/or pursuant to stock purchase or stock option plans or agreements approved by the Board (but not exceeding 20% of the Company's Common Stock outstanding as of the date hereof for all such issuances in the aggregate), (b) the issuance of securities to financial institutions, suppliers or lessors in connection with commercial credit arrangements, equipment financings or similar transactions in the ordinary course of business, or (c) the repurchase of Common Stock shares from the Company's employees, consultants, advisors, service providers, officers or Directors at such person's cost (or at such other price as may be agreed to by the Company's Board of Directors).

4. Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

5. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

6. Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof.  The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to above, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.  Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by facsimile) (a) in the case of the Company, at the “Address for Notices” specified below its name on the signature page hereof and (b) in the case of the Holder, at the address for such purpose as shall have been most recently specified to the Company by the Holder; or, as to either the Company or the Holder, at such other address as shall be designated by such party in a notice to the other party.  Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

8.  Amendments and Waivers. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.  Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

10. [This Section 10 is intentionally left blank]

11. Rank; Subsequent Financing.  The Company expressly acknowledges that the indebtedness evidenced by this Note shall rank senior in right of payment to all other existing indebtedness of the Company.  The Company may not issue any debt or warrants senior to or pari passu with this Note without the prior consent of the Holder.

12. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

13. Successors and Assigns.  All agreements of the Company in this Note shall bind its successors and permitted assigns.  This Note shall inure to the benefit of the Holder and its permitted successors and assigns.  The Company shall not delegate any of its obligations hereunder without the prior written consent of Holder.

14. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor, at the Company’s expense.

[SIGNATURE PAGE FOLLOWS]

COMPANY:
ETHOS ENVIRONMENTAL, INC.
By:
Enrique de Vilmorin, CEO
Address & Fax for Notice: 6800 Gateway Park Drive San Diego, Ca 92154 Fax: 619.575.9300